SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
CATERPILLAR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note:  Caterpillar Inc. is amending the 2003 Summary Compensation Table appearing on page 24 of the definitive proxy statement filed with the Securities and Exchange Commission on February 24, 2004.  Due to an administrative error, the numbers in the 2003 "Bonus" column for Messrs. Barton, Thompson, Shaheen and Owens were understated by $60,000, $57,000, $40,000 and $23,000, respectively.  The revised table, with additional explanatory detail in the footnotes, appears in its entirety as follows:

Executive Compensation Tables

2003 Summary Compensation Table

Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options	LTIP Payouts	All Other Compensation(4)
G. A. Barton Chairman and CEO	2003 2002 2001	$1,250,000 1,175,001 1,075,002	$1,688,393 917,943 1,188,004	$2,707 628 5,941	$0 0 421,350	250,000 190,000 160,000	$0 0 0	$130,076 56,400 51,600
V. H. Baumgartner(5) Group President	2003 2002 2001	868,696 712,638 549,229	822,832 404,907 478,179	0 0 0	0 0 0	70,000 61,000 54,000	0 0 0	40,630 23,841 26,363
D. R. Oberhelman Group President	2003 2002 2001	537,340 498,000 407,086	509,159 282,910 414,720	0 176 0	0 0 147,473	70,000 61,000 24,000	0 0 0	49,215 19,540 7,150
J. W. Owens Group President	2003 2002 2001	695,000 670,002 645,006	681,419 380,600 600,927	378 482 0	0 0 0	70,000 61,000 54,000	0 0 0	64,536 22,781 25,800
G. L. Shaheen Group President	2003 2002 2001	649,004 590,505 553,755	655,022 375,472 488,167	6,070 718 1,704	0 0 0	70,000 61,000 54,000	0 0 0	61,469 24,020 22,150
R. L. Thompson Group President	2003 2002 2001	689,170 670,002 645,006	709,863 380,600 565,927	2,109 1,099 1,732	0 0 0	70,000 61,000 54,000	0 0 0	64,186 20,100 19,350

(1)    Consists of cash payments made pursuant to the corporate incentive compensation plan in 2004 with respect to 2003 performance, in 2003 with respect to 2002 performance, and in 2002 with respect to 2001 performance.  Includes discretionary bonus payments authorized by the Compensation Committee of the Board of Directors. Receiving discretionary bonus payments in 2004 for 2003 were G. L. Shaheen ($40,000) and R. L. Thompson ($40,000). Receiving a discretionary payment in 2003 for 2002 was G. L. Shaheen ($40,000). Receiving a discretionary payment in 2002 for 2001 was J. W. Owens ($35,000). Also includes variable base pay lump sum amounts that must be re-earned annually. Receiving variable base pay lump sum awards in 2003 were G. A. Barton ($60,000), J. W. Owens ($23,000), and R. L. Thompson ($17,000).

(2)    Taxes paid on behalf of employee related to aircraft usage.

(3)    Consists of restricted shares issued pursuant to the restricted stock award program established in December 2000. On March 1, 2001, 10,000 restricted shares were awarded to G. A. Barton and 3,500 restricted shares were awarded to D. R. Oberhelman. The fair market value of Caterpillar common stock at the time of these awards was $42.135. As of December 31, 2003, the number and value of all restricted stock held by each of the following was: G. A. Barton—13,723 ($1,148,752), V. H. Baumgartner—1,231 ($103,047), D. R. Oberhelman—4,456 ($373,012), J. W. Owens—1,893 ($158,463), G. L. Shaheen—1,524 ($127,574) and R. L. Thompson—1,893 ($158,463). Caterpillar's average stock price on December 31, 2003 ($83.71 per share) was used to determine the value of restricted stock. Dividends are paid on this restricted stock.

(4)    Consists of matching company contributions for the Caterpillar 401(k) Plan, and supplemental employees' investment plans, respectively, of G. A. Barton ($12,000/ $118,076), D. R. Oberhelman ($12,000/$37,215), J. W. Owens ($12,000/$52,536), G. L. Shaheen ($12,000/$49,469) and R. L. Thompson ($12,000/$52,186) and of matching contributions for V. H. Baumgartner ($40,630) in a foreign Employees' Investment Plan.

(5)    Dollar amounts are based on compensation in Swiss Francs converted to U.S. dollars using the exchange rate in effect December 31, 2003.

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